UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2013 Annual Meeting of Stockholders of Cardica, Inc. (“Cardica”) held on November 13, 2013 (the “Annual Meeting”), Cardica’s stockholders, upon the recommendation of Cardica’s Board of Directors (the “Board”), approved an amendment and restatement of the Cardica, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) to increase the number of shares of Cardica’s Common Stock, par value $0.001 (the “Common Stock”), authorized for issuance under the 2005 Plan by 1,000,000 shares of Common Stock and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards (the “2013 Amendment”).

The 2005 Plan, which provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation that may be granted to Cardica’s employees, non-employee directors and consultants, was initially adopted by the Board on October 13, 2005, and approved by Cardica’s stockholders on December 27, 2005, and has been amended six times prior to 2013. The 2013 Amendment was adopted by the Board subject to stockholder approval. A more complete description of the 2005 Plan may be found in Cardica’s definitive proxy statement, filed with the Securities and Exchange Commission on October 8, 2013 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2005 Plan, as amended, which is attached to the Proxy Statement and incorporated into this Item 5.02 by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Cardica’s stockholders approved the six proposals listed below, which proposals are described in detail in the Proxy Statement. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1:

Each of Bernard A. Hausen, M.D., Ph.D., Kevin T. Larkin, Richard P. Powers, Jeffrey L. Purvin, John Simon, Ph.D. and William H. Younger, Jr. was elected as a director to hold office until the 2014 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bernard A. Hausen, M.D., Ph.D.	26,429,159	682,343	19,143,752
Kevin T. Larkin	26,471,085	640,417	19,143,752
Richard P. Powers	26,667,671	443,831	19,143,752
Jeffrey L. Purvin	26,676,793	434,709	19,143,752
John Simon, Ph.D.	26,679,618	431,884	19,143,752
William H. Younger, Jr.	26,673,228	438,274	19,143,752

Proposal 2:

The proposal to amend Cardica’s Amended and Restated Certificate of Incorporation to increase Cardica’s authorized number of shares of Common Stock from 75,000,000 shares to 125,000,000 shares was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,701,039	3,515,461	1,038,754	0

Proposal 3:

The proposal to approve, on an advisory basis, the compensation of Cardica’s named executive officers, as disclosed in the Proxy Statement, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,984,230	893,961	233,311	19,143,752

Proposal 4:

The proposal to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Cardica’s named executive officers, was approved at one year by the following vote:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
23,324,442	806,045	732,754	248,261	21,143,752

Proposal 5:

The proposal to ratify the selection by the audit committee of the Board of BDO USA LLP as Cardica’s independent registered public accounting firm for the fiscal year ending June 30, 2014, was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,378,812	214,389	662,053	0

Proposal 6:

The proposal to approve the amendment and restatement of the 2005 Plan as described in Item 5.02 above was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,908,981	1,013,347	189,174	19,143,752

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on November 13, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.
(Registrant)

Date: November 15, 2013	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on November 13, 2013.